                                                FILED PURSUANT TO RULE 424(b)(3)
                                                    S.E.C. FILE NUMBER 333-11383

Prospectus Supplement
July 8, 1997
(TO PROSPECTUS DATED APRIL 18, 1997)

The Prospectus dated April 18, 1997 (the "Prospectus") relating to the offer for resale of up to $79,380,000 aggregate principal amount of 6% Convertible Subordinated Debentures due 2006 of Cityscape Financial Corp. (the "Company") and 3,824,000 shares of the common stock of the Company, par value $0.01 per share, into which such Debentures are convertible is hereby amended as follows:

The following entities are hereby named as Selling Security Holders as contemplated on page 112 of the Prospectus.

                             NAME                       PRINCIPAL AMOUNT OF DEBENTURES OWNED
        ----------------------------------------------  -------------------------------------
        McMahan Securities Co. L.P.                                  $   250,000
        591 West Putnam Avenue
        Greenwich, CT 06830
        Baird, Patrick & Co. Inc.                                    $ 1,950,000
        20 Exchange Place
        New York, NY 10005